Exhibit 21

Subsidiaries of Blyth, Inc.

Subsidiaries of the Registrant/U.S.		Other Names Under Which Subsidiary Does Business	State/Country of Incorporation

1.	Aromatic Industries, Inc.		California
2.	Blyth Home Expressions, Inc. (formerly Candle Corporation Worldwide, Inc.)		Delaware
3.	Candle Corporation of America	Colonial Candle of Cape Cod
Blyth HomeScents International
4.	CBK Styles, Inc.		Delaware
5.	Cobblestone Bridge, LLC		Minnesota
6.	Endar Corp.	Florasense	California
7.	Endar Reserve, Inc.		California
8.	Fabrica de Velas Borinquen, Inc.		Illinois
9.	Fragrance Solutions, Inc.		Delaware
10.	FVB, Inc.		Delaware
11.	Jackson Acquisition Company, LLC	Walter Drake	Delaware
12.	Jeanmarie Holdings, Inc.		Oklahoma
13.	KWA, Inc.		Minnesota
14.	Midwest of Cannon Falls, Inc.	Midwest	Minnesota
15.	Miles Kimball Company		Wisconsin
16.	New Ideas International Inc.		Delaware
17.	PartyLite Gifts, Inc.	PartyLite	Delaware
18.	PartyLite Holding, Inc.		Delaware
19.	PartyLite Worldwide, Inc.	PartyLite	Delaware
20.	WD Acquisition Corp.		Delaware

Subsidiaries of the Registrant/International

21.	Adam Gies Gmbh		Germany
22.	Asp-Holmblad A/S		Denmark
23.	Beejay		England
24.	Blyth Asia Limited		Hong Kong
25.	Blyth, Ltd.		Barbados
26	Blyth Holding B.V.		Netherlands
27.	Blyth HomeScents International UK Limited		England
28.	Candle Corporation Worldwide Sweden AB		Sweden
29.	Candlelight Holding Gmbh		Germany
30.	Carolina Designs, Ltd.		England
31.	CCW Manufacturing Limited		England
32.	Colony Private Label Limited		England
33.	Colony Gifts Corporation Limited		England
34.	Colony SARL		France
35.	Endar de Mexico S.A. de C.V.		Mexico
36.	Endar Servicios S.A. de C.V.		Mexico
37.	Fragrant Memories Ltd.		England
38.	Blyth HomeScents International GmbH		Germany
39.	Gies Kerzen Gmbh		Germany
40.	Gies Natura Handelsgesellschaft mbH		Germany
41.	Kaemingk B. V.		Netherlands
42.	Liljeholmens Stearinfabriks AB		Sweden
43.	Midwest of Cannon Falls Canada		Canada
44.	Nature’s Scents Ltd.		England
45.	PartyLite BV		Netherlands
46.	PartyLite Gifts, Ltd.		Canada
47.	PartyLite Gmbh		Germany
48.	PartyLite Handelsgesellschaft m.b.H.		Austria
49.	PartyLite Importaciones S.A. de C.V.		Mexico
50.	PartyLite, S.A. de C.V.		Mexico
51.	Partylite Oy		Finland

52.	PartyLite Pty Limited	Australia
53.	PartyLite SARL	Switzerland
54.	PartyLite SARL	France
55.	PartyLite Trading SA	Switzerland
56.	PartyLite Europe Technology GmbH	Germany
57.	PartyLite U.K., Ltd.	England
58.	Promol SA	Portugal
59.	Servicios Administrativos PartyLite, S.A. de C.V.	Mexico
60.	Zoren Ltd.	England

The Registrant also owns 75% of the capital stock of Colony Italy, S.r.l., organized under the laws of Italy; 75% of the capital stock of Colony Iberia, S.L., organized under the laws of Spain; 100% of the capital stock of PartyLite S.r.l., organized under the laws of Italy, and which is currently in liquidation; and 99% of the capital stock of Wax Lyrical Limited, organized under the laws of England, and which is currently in administrative receivership.